Exhibit 10.20

November 15, 2022

Inspire Veterinary Partners, Inc. 780 Lynnhaven Parkway

Suite 400

Virginia Beach, Virginia 23452 Attn: Kimball Carr, CEO

VIA ELECTRONIC MAIL

Re: Amendment to Alchemy Consulting Agreement

Dear Sirs:

Reference is made to that certain Consulting Agreement, dated as of December 1, 2021 (the “Agreement”), by and between Alchemy Advisory LLC, a limited liability company organized under the laws of Puerto Rico (the “Consultant”), and Inspire Veterinary Partners, Inc., a Nevada corporation (the “Company”). The Company and Consultant are collectively referred to herein as the “Parties”. Defined terms used herein but not defined in this letter agreement (this “Amendment”) shall have the meanings ascribed to such terms in the Consulting Agreement.

For good and valuable consideration, the Parties hereby agree as follows.

1.       Amendment of Consulting Agreement. Section 2 (Term) of the Consulting Agreement is hereby amended by deleting said Section 2 in its entirety and replacing it with the following paragraph:

2.       TERM. The Term of this contract will expire on June 30, 2023, at which point the contract can be extended for another 6 months with the consent of both parties in writing.

2.       Additional Compensation. In addition to the compensation heretofore provided for under the Consulting Agreement and for services rendered by the Consulting in connection with the consummation of the Company’s currently pending bridge financing (the “Bridge Financing”), the Company shall pay to the Consultant an additional sum of Forty Thousand Dollars ($40,000). Such cash payment is due within five (5) business days of the closing of the Bridge Financing. In addition to such additional cash payment, the Company shall issue Eighty-Three Thousand Three Hundred Thirty-Four (83,334) restricted shares of the Company’s Class A common stock (the “Additional Shares”) to the Consultant within five (5) business days of closing of the Bridge Financing. For all relevant purposes, the number of Additional Shares to be issued and delivered to the Consultant, shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Company’s Class A common stock, which may occur between the date of the execution of this Amendment and the Company’s initial public offering. For clarity, in the event the Company undertakes a reverse stock prior to the Company’s initial public offering then the Company agrees to issue further Additional Shares so that the Consultant will have Eighty-Three Thousand Three Hundred Thirty-Four (83,334) restricted shares of Class A common stock post reverse stock split. However, notwithstanding the foregoing, the Consultant shall not receive more than 9.99% of the Company’s issued and outstanding Class A common stock post reverse stock split. The Additional Shares will also have piggy-back registration rights and will be registered whenever the Company is required or proposes to register any of its equity securities under the Securities Act of 1933, as amended (including primary and secondary registrations) in a registration statement filed with the U.S. Securities and Exchange Commission.

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3.       Board Action. As a condition to the effectiveness of this Amendment, the Company will deliver to the Consultant a true and correct copy of the Unanimous Written Consent of the Board of Directors of the Company, executed by each member of such Board, authorizing the issuance of the Additional Shares (as well as the 125,000 shares of Class A common stock of the Company issued in consideration for the services rendered to the Company pursuant to the prior to the effectiveness of this Amendment), in the form attached as Exhibit A hereto.

4.       Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of New York

Very truly yours,

Alchemy Advisory LLC

By:	/s/ Dmitriy Shapiro
Name:	Dmitriy Shapiro
Title:	Founder

Acknowledged and Agreed:

Inspire Veterinary Partners, Inc.

By:	/s/ Kimball Carr
Name:	Kimball Carr
Title:	CEO

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Exhibit A

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

OF

INSPIRE VETERINARY PARTNERS, INC.

The undersigned, representing all the members of the Board of Directors (“Board”) of INSPIRE VETERINARY PARTNERS, INC., a State of Nevada corporation (the “Company”), hereby take the following actions and adopt the following resolutions by written consent without a meeting of the Board, to be effective as of November 15 , 2022:

1.	Authority to Act by Written Consent.

RESOLVED, that pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, any action authorized in writing by all of the directors entitled to vote thereon and filed with the minutes of the Company shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

2.	Ratification of Consulting Agreement Amendment

RESOLVED, that the Chief Executive Officer of the Company executed and delivered to Alchemy Advisory LLC (“Alchemy”) the Consulting Agreement between the Company and Alchemy dated December 1, 2021(“Consulting Agreement”), and the amendment thereto dated November 15 , 2022, a copy of which is attached hereto as Exhibit A (“Consulting Agreement Amendment”).

RESOLVED, that the Board has reviewed the Consulting Agreement Amendment and believes it to be advisable and in the best interests of the Company, and accordingly, hereby approves, adopts, consents to, votes for, ratifies and confirms the Consulting Agreement Amendment, and hereby directs, authorizes and empowers the Chief Executive Officer of the Company to perform the obligations of the Company thereunder as he may deem necessary or appropriate.

RESOLVED, that the Board hereby ratifies and confirms the issuance of 208,334 shares of Class A common stock of the Company to the Consulting, comprising (i) 125,000 shares of Class A common stock of the Company in consideration for the services rendered to the Company pursuant to the Consulting Agreement, and (ii) 83,334 shares of the Class A common stock of the Company in consideration for the services rendered or to be rendered to the Company pursuant to the Consulting Agreement as amended by the Consulting Agreement Amendment.

3.	Omnibus Resolutions.

RESOLVED, that the officers of the Company are authorized and empowered to take all such actions (including, without limitation, soliciting appropriate consents or waivers from the stockholder) and to execute and deliver and file all such documents and pay all such expenses as may be necessary or advisable to carry out the intent and accomplish the purposes of the foregoing resolutions and to effect any transactions contemplated thereby and the performance of any such actions and the execution and delivery of any such documents shall be conclusive evidence of the approval of the Board thereof and all matters relating thereto.

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RESOLVED, that the omission from these resolutions of any approval or other arrangement contemplated by any of the approvals or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirements of any of the approvals or instruments described in the foregoing resolutions shall in no manner derogate from the authority of the Board or the officers of the Company to take all actions necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions.

This action shall be filed with the minutes of the proceedings of the Board and shall be effective as of the date of execution below. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing.

IN WITNESS WHEREOF, the undersigned directors of the Board of the Company have set his hand to this Written Consent this November 15, 2022.

By:	/s/ C. Stith Keiser
Name:	C. Stith Keiser
Title:	Director

By:	/s/ Charles H Keiser
Name:	Charles H Keiser
Title:	Director

By:	/s/ Kelli Sue Kerwin
Name:	Kelli Sue Kerwin
Title:	Director

By:	/s/ James S. Coleman
Name:	James S. Coleman
Title:	Director

By:	/s/ Peter Lau
Name:	Peter Lau
Title:	Director

By:	/s/ Richard S. Marten
Name:	Richard S. Marten
Title:	Director

By:	/s/ Kimball Carr
Name:	Kimball Carr
Title:	Director